Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Xunlei Limited

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

				Proposed
				Maximum	Maximum
		Fee		Offering	Aggregate		Amount of
Security	Security	Calculation	Amount	Price per	Offering		Registration
Type	Class Title(1)	Rule	Registered(2)	Unit	Price	Fee Rate	Fee
Equity	Common	Rule 457(c)	14,964,145(3)	$0.3190(3)	$4,773,562.26	$147.60 per	$704.58
	shares, par	and Rule				$1,000,000
	value	457(h)
	US$0.00025
	per share
	Total Offering Amounts				$4,773,562.26		$704.58
	Total Fee Offsets						—
	Net Fee Due						$704.58

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents five common shares. The Registrant’s ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-196699).

(2)	Represents the additional amount of common shares issuable upon vesting or exercise of awards granted or to be granted under the Second Amended and Restated 2020 Share Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Second Amended and Restated 2020 Share Incentive Plan.

(3)	These shares represent common shares that are reserved for future award grants under the Second Amended Plan that were not previously registered under the registration statement on Form S-8 (File No. 333-257701), filed with the Securities and Exchange Commission on July 6, 2021, and the registration statement on Form S-8 (File No. 333-272690), filed with the Securities and Exchange Commission on June 16, 2023. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on August 5, 2024, which is within five (5) business days prior to the date of this Registration Statement, and adjusted for the common share-to-ADS ratio.